          As filed with the Securities and Exchange Commission on August 6, 2004
                                                     Registration No. 333-

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

               ---------------------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

               ---------------------------------------------------

                         YORK INTERNATIONAL CORPORATION
             (Exact name of Registrant as specified in its charter)

            Delaware                                          13-3473472
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                          Identification No. )

       631 South Richland Avenue                               17403
           York, Pennsylvania                                (Zip Code)
(Address of Principal Executive Offices)

York International Corporation Amended and Restated 1992 Employee Stock Purchase
                                      Plan
                            (Full title of the plan)


                                  Jane G. Davis
                  Vice President, Secretary and General Counsel
                         York International Corporation
                            631 South Richland Avenue
                            York, Pennsylvania 17403
                     (Name and address of agent for service)

                                 (717) 771-7890
          (Telephone number, including area code, of agent for service)

                                     copy to

                             Michael W. Conron, Esq.
                                   Venable LLP
                           2 Hopkins Plaza, Suite 1800
                            Baltimore, Maryland 21201
                                 (410) 244-7400


                         CALCULATION OF REGISTRATION FEE

                                                     Proposed maximum        Proposed maximum
 Title of Securities            Amount to be        offering price per           aggregate                  Amount of
  to be registered               Registered               share*              offering price            Registration Fee
Common Stock                       500,000                $35.71                $17,855,000                $     2,265
$.005 Par Value                     Shares


* Calculated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and (h), based upon the reported closing price of York International Corporation Common Stock on the New York Stock Exchange, Inc. on August 3, 2004

================================================================================

                                     PART II

                          PRIOR REGISTRATION STATEMENT

      This registration statement is filed with the Securities and Exchange Commission (the "Commission") for the purpose of registering additional shares of Common Stock of the registrant in connection with its Amended and Restated 1992 Employee Stock Purchase Plan (the "Plan"). The Registrant filed registration statements on Form S-8 on August 26, 1992 (File No. 33-51374) and on April 5, 2002 (File No. 333-85570) (the "Prior Registration Statements") in respect of shares of Common Stock to be offered pursuant to the Plan. The Prior Registration Statements are currently effective. The contents of the Prior Registration Statements, to the extent not otherwise amended or superseded by the contents hereof, are incorporated herein by reference.

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.           Exhibits.

    Exhibit Number             Description

         5.1               Opinion of Jane G. Davis

         23.1              Consent of Jane G. Davis (included in Exhibit 5.1)

         23.2              Consent of KPMG LLP

         24.1              Powers of Attorney

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of York, Commonwealth of Pennsylvania, on August 6, 2004.

                                         YORK INTERNATIONAL CORPORATION



                                         By:/s/ M. DAVID KORNBLATT
                                            ---------------------------------
                                                           M. David Kornblatt
                                                           Vice President and
                                                      Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         *                                                    August 6, 2004
--------------------------------------------
C. David Myers
President, Chief Executive Officer
and Director


/s/ M. DAVID KORNBLATT                                        August 6, 2004
--------------------------------------------
M. David Kornblatt, Vice President
          and Chief Financial Officer

           *                                                  August 6, 2004
--------------------------------------------
David C. Elder, Controller


            *                                                 August 6, 2004
--------------------------------------------
Gerald C. McDonough, Chairman


             *                                                August 6, 2004
--------------------------------------------
W. Michael Clevy, Director


              *                                               August 6, 2004
--------------------------------------------
J. Roderick Heller, III, Director

                  *                                           August 6, 2004
--------------------------------------------
Robert F. B. Logan, Director


                  *                                           August 6, 2004
--------------------------------------------
Paul J. Powers, Director


                   *                                          August 6, 2004
--------------------------------------------
Donald M. Roberts, Director


                    *                                         August 6, 2004
--------------------------------------------
James A. Urry, Director


*By:     /s/ M. DAVID KORNBLATT
         ----------------------
         M. David Kornblatt
         Attorney-in-Fact